                                                                    Exhibit Item
                                                                         P(6)(a)

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TITLE:          PERSONAL DEALING (PERSONAL SECURITIES TRANSACTIONS)      SECTION:         COMPLIANCE
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ADOPTED/REVISED:               3/00                                      REF. NO.         D-11
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


PERTINENT REGULATION:

Investment Advisers Act Rule 204-2(a)(13)

Investment Company Act of 1940 17(j)-1

Investment Advisers Act of 1940 204A, 203(e) and (f)



All staff must follow the GGP Code of Ethics, and the GGP Personal Securities Trading Guidelines ('the Guidelines').

1. All associates in Charlotte and New York must provide the Bank of America Corporate Compliance Office in Charlotte with duplicate copies of their brokerage statements and confirmations of trades (deals), and must comply with the Bank of America Code of Ethics and the GGP Personal Securities Trading Guidelines set forth in Exhibit D11-C.
2. All associates in London and Tokyo must conduct their personal deals through the Gartmore Trading Desk, and must comply with the Gartmore Code of Ethics, and Personal Account Trading (Dealings) Guidelines set forth in Exhibit D11-B.
3. All associates must complete quarterly Personal Securities Statements and annual reports. Charlotte and New York associates shall report to Charlotte, and London and Tokyo associates shall report to London.

The Rules extend not only to your share dealing (trading) but also to the share dealing (trading) of persons and companies connected with you.



Refer to:

-        Policy A-2 GGP Code of Ethics

-        Exhibit D11-B GGP Personal Securities Trading Guidelines - London and
         Tokyo

- Exhibit D11-C GGP Personal Securities Trading Guidelines - Charlotte and New York


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